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                                                                    EXHIBIT 12.1


                                 SIMMONS COMPANY
                       RATIO OF EARNINGS TO FIXED CHARGES



                                                          PREDECESSOR                           |             SUCCESSOR
                               -----------------------------------------------------------------|----------------------------------
                                 FOR THE         FOR THE           FOR THE                      |
                                   YEAR           YEAR              YEAR         PERIOD FROM    |    PERIOD FROM          FOR THE
                                   ENDED          ENDED             ENDED       DEC. 29, 2002   |   DEC. 20, 2003        YEAR ENDED
                                 DEC. 30,        DEC. 29,          DEC. 28,        THROUGH      |      THROUGH            DEC. 25,
                                   2000           2001              2002        DEC. 19, 2003   |   DEC. 27, 2003           2004
                               -----------     -----------      -----------     --------------  |   --------------      -----------
                                                                   (Dollars in thousands)       |
                                                                                                |
Pre-tax income (loss)                                                                           |
 from operations ..........    $   (23,355)    $   (17,783)     $    10,285     $      (42,941) |   $       (8,017)     $    35,298
Fixed charges:                                                                                  |
Interest expense and                                                                            |
 amortization of                                                                                |
 debt discount and                                                                              |
 financing costs ..........         40,586          39,971           32,193             45,289  |            4,665           44,216
Rentals - 13%(1) ..........          2,002           2,281            2,696              3,911  |               88            2,795
                               -----------     -----------      -----------     --------------  |   --------------      -----------
Total fixed                                                                                     |
 charges ..................         42,588          42,252           34,889             49,200  |            4,753           47,011
                               -----------     -----------      -----------     --------------  |   --------------      -----------
Earnings before                                                                                 |
 income taxes and                                                                               |
 fixed charges ............    $    19,233     $    24,469           45,174     $        6,259  |   $       (3,264)     $    82,309
                               -----------     -----------      -----------     --------------  |   --------------      -----------
Ratio of earnings to                                                                            |
 fixed charges(2) .........            .45x            .58x            1.29x               .13x |                A             1.75x
                               -----------     -----------      -----------     --------------  |   --------------      -----------


                                         SUCCESSOR
                               -----------------------------
                                SIX MONTHS      SIX MONTHS
                                   ENDED           ENDED
                                 JUNE 26,        JUNE 25,
                                   2004            2005
                               -------------   -------------

Pre-tax income (loss)
 from operations ..........    $    15,505    $     (2,066)
Fixed charges:
Interest expense and
 amortization of
 debt discount and
 financing costs ..........         21,981          33,773
Rentals - 13%(1) ..........          4,311           3,688
                               -----------     -----------
Total fixed
 charges ..................         26,292          37,461
                               -----------     -----------
Earnings before
 income taxes and
 fixed charges ............    $    41,797     $    35,395
                               -----------     -----------
Ratio of earnings to
 fixed charges(2) .........           1.55x           0.94x
                               -----------     -----------



(1) The percent of rent included in the calculation is a reasonable approximation of the interest factor in the Company's operating leases.

(2) Earnings were insufficient to cover fixed charges in 2000, 2001, Predecessor '03, and the six months ended June 25, 2005 by $23.4 million, $17.8 million, $42.9 million, and $2.1 million, respectively.

A- In successor period 2003 the Company's earnings were insufficient to cover fixed charges. We would need an amount equal to $8.0 million to cover this deficiency.